Exhibit 5.1

[Letterhead of Moore & Van Allen PLLC]

August 21, 2023

MSC Industrial Direct Co., Inc.

515 Broadhollow Road

Suite 1000

Melville, New York 11747

Re:	MSC Industrial Direct Co., Inc. – Registration Statement on Form S-4 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), in connection with the proposed registration by the Company of up to 10,601,162 shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), pursuant to the filing of a registration statement on Form S-4, which includes the Proxy Statement/Prospectus initially filed on July 25, 2023, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.”

The Class A Common Stock is to be issued in connection with the transactions contemplated by that certain Reclassification Agreement, dated June 20, 2023, between the Company and the Jacobson / Gershwind Family Shareholders (as defined in the Registration Statement), as it may be amended from time to time (the “Reclassification Agreement”), attached to the Registration Statement as Annex C and filed as Exhibit 10.1. Under the terms of the proposed reclassification (the “Reclassification”), (i) each share of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), of the Company issued and outstanding immediately prior to the Effective time (as defined in the Registration Statement) will be reclassified and converted into 1.225 shares of Class A Common Stock, and (ii) the Company’s certificate of incorporation will be amended and restated in the form of restated certificate of incorporation of the Company (the “Restated Charter”), attached to the Registration Statement as Annex A and filed as Exhibit 3.1 to the Registration Statement.

This opinion letter is being delivered at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have (i) investigated such questions of law; (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company (including, without limitation, the Reclassification Agreement, the Certificate of Incorporation and the Bylaws of the Company, as amended and restated through the date hereof); and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of the opinions hereafter expressed. In all such investigations and examinations, we have assumed the legal capacity and competency of all natural persons executing certificates and documents submitted to us, the genuineness of all signatures, the compliance with fiduciary duties, the authenticity of original and certified documents submitted to us, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and that any certificate or document upon which we have relied and which was given or dated earlier than the date of this opinion letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy and completeness of, statements contained in the Reclassification Agreement and the other documents executed, delivered or entered into in connection with the Registration Statement and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

MSC Industrial Direct Co., Inc.

August 21, 2023

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Registration Statement and any post-effective amendment thereto will be effective and will comply with all applicable laws at the time the Class A Common Stock is issued as contemplated by the Reclassification , the Registration Statement or any such post-effective amendment, (ii) no stop order suspending the effectiveness of the Registration Statement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the SEC; (iii) the Reclassification Agreement is valid, binding and enforceable against each party thereto; (iv) the parties to the Reclassification Agreement have fully performed, and will continue to comply with, their respective obligations under the Reclassification Agreement; (v) the issued and outstanding shares of Class A Common Stock and Class B Common Stock were validly issued, fully paid and non-assessable immediately prior to the Effective Time; (vi) the Class A Common Stock will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (vii) the Company will comply with all applicable laws.

Based on and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Company’s shareholders have approved the Restated Charter, and (iii) the Restated Charter has been accepted for filing by the Secretary of the State of New York and has become effective, the shares of Class A Common Stock described in the Registration Statement, when issued and delivered in accordance with the Reclassification, will be validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter are limited to matters governed by the New York Business Corporation Law as currently in effect, and no opinion is expressed with respect to such law as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. No opinion is implied or may be inferred beyond the matters expressly stated therein. None of the opinions or other advice contained in this opinion letter considers or covers any foreign or state securities or “Blue Sky” laws or regulations.

MSC Industrial Direct Co., Inc.

August 21, 2023

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act and to the use of our name therein under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Moore & Van Allen PLLC

Moore & Van Allen PLLC